STATE OF FLORIDA
                                  [LETTERHEAD]
                               DEPARTMENT OF STATE



        I certify that the attached is a true and correct copy of the Articles of Amendment, filed on August 6, 1993, to Articles of Incorporation of VISUAL DATA CORPORATION, a Florida corporation, as shown by the records of this office.


        I further certify the document was electronically received under FAX audit number H93000006412. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P93000035279.



                              Given under my hand and the
                              Great Seal of the State of Florida,
                              at Tallahassee, the Capital, this the
                              Sixth day of August, 1993

Authentication code:  793A00127098-080693-P93000035279-1/1




[left hand corner]
GREAT SEAL OF THE
STATE OF FLORIDA
IN GOD WE TRUST
                                                  /s/ JIM SMITH
                                                  --------------------------
                                                  Jim Smith
                                                  Secretary of State

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             VISUAL DATA CORPORATION


        Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of Visual Data Corporation, a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, do hereby certify:

        First: That pursuant to Written Consent of all of the shareholders and directors of said Corporation dated July 26, 1993, the shareholders and directors approved the amendment to the Corporation's Certificate of Incorporation as follows:

        Article IV of the Corporation's Articles of Incorporation shall be deleted and the following substituted therefor:

                                   ARTICLE IV
                                  CAPITAL STOCK

        The Corporation shall be authorized to issue Twenty Million (20,000,000) shares of common stock with a par value of $.0001 per share.

        IN WITNESS WHEREOF, the undersigned being the President of this Corporation, has executed these Articles of Amendment as of the 26th day of July, 1993.



                                   /s/ RANDY S. SELMAN
                                   ------------------------------------
                                   RANDY S. SELMAN, President



                                   GAYLE E. COLEMAN, ESQ. - FL BAR #857327
                                   ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                   700 S.E. THIRD AVENUE, SUITE 300
                                   FORT LAUDERDALE, FL   33316
                                   (305) 463-3173